EXHIBIT 10.8
REDEMPTION AGREEMENT
BY AND BETWEEN
ENSOURCE ENERGY PARTNERS, LP
AND
ENSOURCE ENERGY INVESTORS LLC
DATED AS OF FEBRUARY 10, 2006
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REDEMPTION AGREEMENT
TABLE OF CONTENTS
Page
Article 1
Redemption of EEI LP Interest

1.1	Redemption of EEI LP Interest	1
1.2	Termination of Interest in the Partnership	1
Article 2
Liquidation Payment

2.1	Payment on the Effective Date	1
2.2	Contingent Payment	2
Article 3
Representations and Warranties of EEI

3.1	Title to the EEI LP Interest	2
3.2	No Outstanding Options	2
3.3	Entire Interest	2
3.4	Agreement Binding	2
Article 4
Representations and Warranties of the Partnership

4.1	Authority Relative to Agreement	3
4.2	Agreement Binding	3
4.3	Effect of Agreement	3
Article 5
Covenants

5.1	Resignation of Scott A. Bedford; Public Announcement	3
5.2	2006 Tax Return	4
5.3	Indemnification.	4
Article 6
Dispute Resolution
Article 7
General Provisions

7.1	Addresses and Notices	4
7.2	Titles and Captions	5
7.3	Pronouns and Plurals	5
7.4	Construction of Term “Includes”	5
7.5	Further Action	5
7.6	Binding Effect	5
7.7	Integration	5
7.8	Waiver	5
7.9	Applicable Law	5
7.10	Attorneys Fees	5
7.11	Counterparts	5
-i-

REDEMPTION AGREEMENT
     THIS REDEMPTION AGREEMENT is entered into by Ensource Energy Partners, LP, a Delaware limited partnership (the “Partnership”), and Ensource Energy Investors LLC, a Delaware limited liability company (“EEI”), effective as of February 10, 2006 (the “Effective Date”). Reference is made to the Amended and Restated Agreement of Limited Partnership of Ensource Energy Partners, LP dated as of November 15, 2005 (the “Partnership Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Partnership Agreement.
PREAMBLE
     WHEREAS, EEI is a Limited Partner in the Partnership holding an LP Interest (the “EEI LP Interest”) with a Sharing Ratio of 62.05677% (the “EEI Sharing Ratio”); and
     WHEREAS, EEI desires withdraw from the Partnership as a Limited Partner; and
     WHEREAS, EEI and the Partnership desire for the Partnership to redeem from EEI the EEI LP Interest in exchange for a liquidating payment as set forth herein;
     NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties herein contained, the parties hereto agree as follows:
ARTICLE 1
REDEMPTION OF EEI LP INTEREST
     1.1 Redemption of EEI LP Interest. Upon the basis of the representations and warranties set forth herein and subject only to the receipt by EEI of the Liquidation Payment, as hereinafter defined, the Partnership hereby redeems from EEI the EEI LP Interest and EEI acknowledges the complete liquidation of the EEI LP Interest effective for all purposes as of the Effective Date.
     1.2 Termination of Interest in the Partnership. Upon the redemption of the EEI LP Interest, EEI shall have no further interest in or obligations to the Partnership except for the matters set forth in this Agreement.
ARTICLE 2
LIQUIDATION PAYMENT
     2.1 Payment on the Effective Date. In consideration for the redemption and liquidation of the EEI LP Interest, the Partnership shall pay to EEI on the Effective Date the amount of $12,460,832.38 (the “Liquidation Payment”).

     2.2 Contingent Payment.
     (a) The parties acknowledge and agree that the Liquidation Payment has been calculated on the assumption that the aggregate expenses incurred by the Partnership prior to the Effective Date relating to the Exchange Offer (the “Exchange Offer Expenses”) equal or exceed $1,350,000, of which the amount apportioned to EEI after the General partner having agreed to absorb some portion of the amount that EEI would otherwise be required to pay is $127,177.80 (the “EEI Expenses”). In the event that the total amount paid by the Partnership with respect to the Exchange Offer Expenses is less than $1,350,000 (such amount the “Expense Savings”), the Partnership agrees to pay to EEI an amount equal to the product of (i) the amount of the Expense Savings multiplied by (ii) 65.3831%, but in no event more than $96,149.42.
     (b) In addition to the foregoing,
     (i) in the event that the Partnership, or any other entity affiliated with the General Partner or any entity affiliated with Marshall Eubank or Scott W. Smith, consummates the Exchange Offer, or any other transaction pursuant to which the Partnership or such other entity acquires any of the outstanding NGT depositary units, the Partnership agrees to pay to EEI an amount equal to the EEI Expenses; and
     (ii) in the event that the Partnership is reimbursed for any of the Exchange Offer Expenses or any other expenses, in either case other than by an existing Partner unless such reimbursement relates to amounts paid as a result of a Partner making payment on account of an increase to its original limited partner interest in the Partnership, the Partnership shall use the first proceeds from such reimbursement to reimburse EEI for its proportionate share of such expenses borne by EEI (based on the allocation of expenses described in Section 2.2).
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF EEI
     EEI represents and warrants to the Partnership, each of which representations and warranties is hereby deemed material, as follows:
     3.1 Title to the EEI LP Interest. Except as may be provided in the Partnership Agreement, EEI (i) owns the EEI LP Interest free and clear of any claims, liens, charges, or encumbrances whatsoever and (ii) has full right, power, and authority to liquidate the EEI LP Interest as provided herein without obtaining the consent or approval of any other person or entity.
     3.2 No Outstanding Options. Except as may be provided in the Partnership Agreement, there are no outstanding options, warrants, or other agreements with, or right in any person or entity, or otherwise entitling such person or entity to purchase or otherwise acquire from EEI all or any portion of the EEI LP Interest.
     3.3 Entire Interest. The EEI LP Interest constitutes the entire interest of EEI in the Partnership, and EEI does not have or claim any interest, direct or indirect, in any note, option, right, obligation, or other interest or security issued by the Partnership. Except for amounts payable under this Agreement, EEI does not claim any amounts owed to EEI by the Partnership.
     3.4 Agreement Binding. This Agreement, upon due execution by the parties hereto, will constitute a legal, valid, and binding obligation of EEI enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium, and similar laws affecting creditors’ rights generally, and the effect of general principles of equity, whether applied by a court of law or equity.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP
     The Partnership represents and warrants to EEI, each of which representations and warranties is hereby deemed material, as follows:
     4.1 Authority Relative to Agreement. The execution, delivery, and performance of this Agreement by the Partnership and the consummation by the Partnership of the transactions contemplated hereby have been duly and effectively authorized by all necessary partnership or limited liability company action.
     4.2 Agreement Binding. This Agreement, upon due execution by the parties hereto, will constitute a legal, valid, and binding obligation of the Partnership, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium, and similar laws affecting creditors’ rights generally, and the effect of general principles of equity, whether applied by a court of law or equity.
     4.3 Effect of Agreement. The execution, delivery, and performance of this Agreement by the Partnership and the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval, license, or authorization of any person or public authority that has not been obtained; do not result in a violation in any material respect of any law, rule, or regulation applicable to the Partnership; and do not conflict with or result in a breach of the Partnership Agreement or, with or without the giving of notice and/or the passage of time, any mortgage, deed of trust, license, indenture, or other agreement or instrument, or any order, judgment, or other restriction of any kind or character to which the Partnership is a party. The redemption of the EEI LP Interest is not subject to the right of first offer set forth in Section 10 of the Partnership Agreement, and the General Partner has received adequate assurance that the redemption is not prohibited by applicable law and waives any requirement that EEI provide a legal opinion in connection with the redemption of the EEI LP Interest.
ARTICLE 5
COVENANTS
     5.1 Resignation of Scott A. Bedford; Public Announcement. The Partnership acknowledges and accepts the resignation of Scott A Bedford from the Board of Directors effective as of the Effective Date. Concurrently with the execution and delivery of this Redemption Agreement, the Partnership will (i) make a public announcement of such resignation in a press release and a Form 8-K filed with the Securities and Exchange Commission in substantially the form attached hereto as Exhibit A and (ii) not more than one business day after such public announcement, file with the Securities and Exchange Commission a Form 8-K in substantially the form attached hereto as Exhibit B, and file with the Securities and Exchange Commission a supplement to its exchange offer addressing Mr. Bedford’s resignation, the redemption of the EEI LP Interest and the agreement of EEP’s limited partners to contribute not less than $20.5 million to the Partnership. The supplement to the exchange offer shall be in substantially the form attached hereto as Exhibit C. If Ensource fails to issue such press release, file such Form 8-K or file such supplement to the exchange offer as provided in the previous sentence, the Partnership shall pay EEI on a daily basis as partial liquidated damages one percent (1%) of the Liquidation Payment per day until the press release is issued, the Form 8-K is filed and the supplement to the exchange offer is filed. If the press release Form 8-K, and the supplement are not issued or filed as of February 13, 2006, the Partnership shall cause Ensource to terminate the exchange offer not later than February 13, 2006 (the “Termination”). If the Termination does not occur timely, as further partial liquidated damages EEP shall pay EEI an additional three percent (3%) of the Liquidation Payment for each day that the Termination has not occurred. The parties agree that the damages suffered as a result of such failure will be difficult to measure, and that the amount of the per diem liquidated damages is reasonable under the circumstances.
     5.2 2006 Tax Return. The parties agree that the income allocable to EEI by the Partnership for the period from January 1, 2006 through the Effective Date will be determined using the interim closing of the books method.
5.3 Indemnification.
     (a) Without duplication of any amounts otherwise due to EEI under Sections 6.7 and 6.8 of the Partnership Agreement, the Partnership hereby agrees to indemnify, hold harmless and defend EEI and its shareholders, directors, officers, employees and agents (including without limitation Scott A. Bedford), such parties being referred to as the “Indemnified Parties,” from and against any action, cause, claim, damage, debt, demand or liability, including reasonable costs and attorney’s fees, asserted by any person or entity, arising out of or relating to: (a) this Redemption Agreement; (b) the Exchange Offer; or (c) the Partnership Agreement. This indemnity is intended to be broad and liberally construed. The Partnership further agrees to advance any fees or expenses incurred or likely to be incurred by any Indemnified Party promptly upon written request to the Partnership.
     (b) Nothing contained in this Redemption Agreement shall limit the Partnership’s obligations or EEI and its Affiliates’ rights under Sections 6.7 and 6.8 of the Partnership Agreement.
ARTICLE 6
DISPUTE RESOLUTION
     The parties agree that any dispute with respect to the matters covered by this Agreement will be resolved using the procedures set forth in Article 17 of the Partnership Agreement, which shall be deemed incorporated herein with all the necessary changes.
ARTICLE 7
GENERAL PROVISIONS
     7.1 Addresses and Notices. The address of each party for all purposes shall be the address set forth for such party on the signature page or such other address of which the other party has received written notice as provided in this Section. Subject to the following sentence, any notice, demand, request or report required or permitted to be given or made to a party under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent to such party at such address by expedited courier service, registered or certified mail, return receipt requested or by telecopy (with a supplemental copy mailed on the date of such transmission by telecopier by prepaid first class mail). Notices shall be deemed received (a) with respect to notices given by expedited courier service or courier or delivered in person, on the Business Day indicated on the proof of delivery to the party’s then current address (or if delivered on other than a Business Day, on the first Business Day thereafter), (b) with respect to notices given by registered or certified mail, 5 Business days after the date on which such notice was posted with the U.S. Postal Service to the Partner’s then current address), and (c) with respect to notices given by telecopy, on the Business Day indicated on any proof of transmission to such party’s then current telecopier number, or in the event that such telecopier transmission is received after regular business hours, on the first Business Day thereafter.

     7.2 Titles and Captions. All Article or Section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.
     7.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
     7.4 Construction of Term “Includes". The term “includes” and its derivatives means “includes, but is not limited to,” and corresponding derivative expressions.
     7.5 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purpose of this Agreement; provided, however, that nothing in this Agreement shall be construed to require any party to take any action that is in consistent with applicable law.
     7.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
     7.7 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
     7.8 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
     7.9 Applicable Law. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the internal laws, and not the laws pertaining to conflicts or choice of law, of the State of Delaware.
     7.10 Attorneys Fees. In the event either party to this Redemption Agreement is in breach of this Redemption Agreement, the non-breaching party shall be entitled to collect from the breaching party, in addition to its damages at law, all its expenses (including without limitation reasonable attorneys’ fees and expenses) incurred in enforcing its rights, whether or not legal action is commenced.
     7.11 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties, notwithstanding that all the parties are not signatories to the original or the same counterpart. Each party shall become bound by the Agreement immediately upon affixing its signature hereto, independently of the signature of any other party.
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[Signature Pages of the Partners Attached]

     IN WITNESS WHEREOF, the parties named below have caused this Agreement to be executed by their duly authorized officers or representatives on the date first above written.

Ensource Energy Partners, LP

By:	Ensource Energy Company, LLC its general partner

By:	/s/ Scott W. Smith

Scott W. Smith President

Ensource Energy Investors LLC
By:	Peninsula JVL-Capital Advisors, LLC
By:	/s/ Scott A. Bedford

Name:	Scott A. Bedford
Title:	Manager

EXHIBIT A
See Attachment

Exhibit B
Form 8-K Attached

Exhibit C
Form of Supplement Attached